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     ***Confidential Portions of this document have been redacted and filed separately with the Commission


                                                                 Exhibit 10.28.1

                        LICENSE AND REMARKETER AGREEMENT


         THIS AGREEMENT (the "Agreement") is entered into as of February 13, 2003 (the "Effective Date"), by and between American Technology Corporation, located at 13114 Evening Creek Drive South, San Diego, California 92128 ("ATC"), and Bath Iron Works Corporation, located at 700 Washington Street, Bath, Maine 04530 ("BIW").

         WHEREAS, ATC has developed or acquired and owns or has the right to license, certain patent rights, technical information and know-how, including trade secrets and copyrights therein, relating to the design, manufacture, testing, operation and maintenance of certain transducers and high intensity directed acoustics; and

         WHEREAS, BIW desires to obtain an exclusive, worldwide license to make, have made, use and sell Products (defined below) and sell ATC Products (defined below) for and to Customers (defined below) for Applications (defined below), which use or incorporate the Technologies (defined below);

         NOW, THEREFORE, for and in consideration of the covenants and undertakings herein provided, and other good and valuable consideration, the receipt and sufficiency of which is reciprocally acknowledged, IT IS AGREED AS
FOLLOWS:

1.       DEFINITIONS.

         "Affiliate" means, with respect to any person or entity, any present or future entity directly or indirectly controlling, controlled by, or under common control with such person or entity. With respect to BIW, the term "Affiliates" includes, but is not limited to, General Dynamics Corporation and any direct or indirect subsidiary of General Dynamics Corporation.

         "Agreement Year" means, for the first Agreement Year, the period commencing on the Effective Date and ending December 31, 2003, and thereafter, each successive calendar year during the Term.

         "Applications" means the applications listed in Attachment A.

         "ATC Products" means the Products listed in Attachment B.

         "Claims" has the meaning specified in Section 9(a).

         "Customers" means the customers listed in Attachment A.

         "Components" means the components based on the Technologies and listed on Attachment B.

         "Confidential Information" has the meaning specified in Section 10(a).

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     ***Confidential Portions of this document have been redacted and filed separately with the Commission

         "Improvements" means any and all improvements including but not limited to findings, discoveries, inventions, additions, modifications, or changes to or relating to the Technologies, Components or Products or to processes for manufacturing, testing, operating or maintaining Products or Components.

         "Losses" has the meaning specified in Section 9(a).

         "Products" means any and all products using or incorporating any Component or Technology, including without limitation ATC Products.

         "Technology" or "Technologies" means all inventions (whether or not patentable), issued patents, pending applications for patents, and patents which may be issued from current applications (including divisionals, reissues, renewals, re-examinations, continuations, continuations in part and extensions), technical knowledge and information, whether public or proprietary, including, but not limited to, all drawings, bills of materials, specifications, manuals, trade secrets, and proprietary or confidential technical information, copyrightable works (whether or not copyrighted), software and computer programs, electronic data files, manufacturing and production processes, maintenance information, and any other such technical information owned by ATC or which ATC has the right to license during the term of this Agreement and relating to the technologies set forth on Attachment A. Technologies shall also include any Improvements or copyrighted materials related to the foregoing developed by or for ATC prior to or during the term of this Agreement or by BIW during the term of this Agreement.

         "Term" means the term of this Agreement as specified in Section 4(a) as may be extended pursuant to that section.

         "Trademarks" has the meaning specified in Section 2(f).

2.       LICENSE AND REMARKETING RIGHTS.

         (a) LICENSE GRANT. ATC hereby grants BIW, and BIW accepts, a worldwide, exclusive, even as to ATC and except as to any Affiliate of BIW, license (with a limited right to sublicense as set forth herein) to use the Technologies to make, have made, use, import, export, sell, offer to sell, and/or service Products, including but not limited to ATC Products, for exclusive use in the Applications and for exclusive sale to the Customers listed on Attachment A; provided, however, that all Products sold by BIW pursuant to this Agreement shall include one (1) or more Components; provided further, that all Components shall be acquired by BIW exclusively from ATC. BIW shall have the right to grant sublicenses hereunder, without ATC's consent (i) to any of its Affiliates to the full extent of BIW' s rights under this Agreement, and (ii) to any third party for the purposes of having made, making, importing, exporting, repairing and servicing Products. Nothing herein shall limit ATC's ability to sell items directly to the United States government to the extent not otherwise in violation of this Agreement or 48 C.F.R. 52.203-6.


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                         separately with the Commission

         (b) COMPONENT PURCHASES. BIW agrees that all Components incorporated into Products shall be acquired exclusively from ATC. With respect to Components purchased other than for BIW's or a sublicensee's use for research, display or demonstration purposes, ATC shall charge BIW or the sublicensee [***], as may be amended from time to time, or [***]. ATC may add Components to Attachment B, and, upon twenty (20) days prior written notice, change the list prices for Components specified on Attachment B. BIW recognizes that ATC may manufacture components having different features than the Components, and which incorporate the Technologies, for applications other than the Applications and for customers other than Customers. [***].

         (c) ATC PRODUCT PURCHASES. BIW and its sublicensees may purchase ATC Products for resale with or without modification by BIW or its sublicensees. With respect to ATC Products purchased other than for BIW's or a sublicensee's use for research, display or demonstration purposes, ATC shall charge BIW and its sublicensees the lower of thirty percent (30%) off the list prices shown in Attachment B, as may be amended from time to time, or ATC's then current list prices. In addition, ATC agrees that it shall not sell ATC Products to any other entity at a price lower than that offered to BIW and any sublicensees without modifying the price charged BIW and any sublicensees for future sales to match the more favorable sales price. ATC may add ATC Products to Attachment B and upon twenty (20) days prior written notice change the list prices for ATC Products specified on Attachment B. BIW recognizes that ATC may manufacture products having different features than the ATC Products, and which incorporate the Technologies, for applications other than the Applications and for customers other than Customers. [***].

         (d) ADDITIONAL CUSTOMERS. During the Term of this Agreement, BIW may request ATC to add customers to the list of Customers in Attachment A by submitting a request in writing to ATC. Such request shall inform ATC of the nature of BIW's relationship with the proposed customer, and the basis for BIW's request. ATC shall respond to such request within twenty (20) days subsequent to its receipt, and the decision to grant such request shall be within the sole discretion of ATC. Nothing in this Agreement shall restrict ATC from licensing the Technologies or selling Components or Products (i) to persons other than Customers or (ii) for applications not designated in Attachment A, on an exclusive or non-exclusive basis.

         (e) IMPROVEMENTS TO THE TECHNOLOGIES. Improvements to the Technologies developed solely by or on behalf of [***] shall be [***] (the "Developing Party"), subject to the license grants made in Section 2(a) and in this Section 2(e). [***] a worldwide, non-exclusive, perpetual, fully paid-up, royalty-free license (with the right to sublicense) to make, have made, use, sell, offer to sell and/or service products using and/or incorporating any Improvement to the Technologies developed by or on behalf of [***]. Each party shall promptly disclose to the other party each of its Improvements. With respect to any Improvement to the Technologies that is jointly developed by the parties or is developed on behalf of both parties (with or without collaboration by either party or both parties) ("Joint Improvements"), the parties agree that [***] in and to any such Joint Improvement, as well as in and to any patent applications and patents thereon in all countries, subject to the provisions hereof. [***].


                                       3
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         (f) TRADEMARK LICENSE. During the term of this Agreement, and thereafter to the extent necessary to allow BIW and/or its sublicensees to exercise their rights and fulfill their obligations under Section 4(b), ATC hereby grants BIW a worldwide, non-exclusive, fully paid-up, royalty-free license to use ATC's trademarks, trade names, logos, other distinguishing marks of ATC (collectively, "Trademarks") and ATC marketing materials on or in connection with Products which BIW or its sublicensees market or sell as permitted by this Agreement; provided, however, that BIW shall at least maintain ATC's quality standards in connection with Products and shall not intentionally do or cause anything to be done to adversely affect ATC's rights in and to the Trademarks. BIW shall not distribute any marketing materials that have not been first approved by ATC, which approval shall not be unreasonably withheld.

         (g) DEMONSTRATION PRODUCTS AND MARKETING MATERIALS. ATC shall provide BIW with demonstration Products as appropriate (but at least one (1) demonstration unit of each existing and new Product), free of charge, as mutually agreed, and with copies of its sales and marketing literature regarding ATC and the Products as reasonably required by BIW, and with sufficient training in the use of the Products to permit BIW to make effective sales presentations, all at no charge to BIW. BIW and its sublicensees may purchase additional Products and Components for their internal research, display and demonstration purposes [***] shown in Attachment B. If BIW and ATC reasonably believe that specialized marketing materials or demonstration Products are necessary in connection with a particular potential Customer in an Application, ATC shall provide such materials and support to BIW which shall reimburse ATC for such materials and support [***]. Any request for payment by ATC pursuant to this section shall be in writing and accompanied by a detailed description of ATC's cost.

         (h) MARKETING ASSISTANCE. BIW shall provide reasonable display space for Products at certain trade shows as mutually agreed to by the parties. In addition, BIW shall use reasonable efforts to assist ATC with efforts to obtain government/customer funding to further develop existing or new Products employing the Technologies. BIW will not exert improper influence to solicit or obtain government contracts, and has not represented to ATC that it is able to obtain any government contract through improper influence. The parties agree and acknowledge that use of government funds for development as contemplated hereunder may preclude either party from exercising exclusive rights in certain information related to new Products employing the technologies, and that obtaining government funding may cause certain trade secret and patent rights to be granted to the government, which in turn may permit the government to disclose such information to third parties.

         (i) EXCLUSIVITY. BIW will provide ATC with annual good faith forecasts of the dollar amount of purchases for each Component and ATC Product that BIW expects BIW and its sublicensees to purchase from ATC. Each forecast shall separately forecast sales with respect to each of the Technologies identified in Attachment C. The forecast for the first Agreement Year is set forth on Attachment C. On or before each annual anniversary of the Effective Date during the term, BIW shall provide a good faith forecast of its dollar purchase

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                         separately with the Commission

forecast per Technology for the next Agreement Year. Such purchase forecasts will not be binding on BIW, except to the extent provided by this section with respect to exclusivity. BIW and ATC will attempt to agree in good faith prior to each Agreement Year on an aggregate dollar purchase forecast for the next Agreement Year, taking into account prior year sales and prior year growth in sales, new ATC Products and Components and anticipated new sales to Customers. The license granted in Section 2(a) hereof shall become non-exclusive for a particular Technology (and only for that Technology) if all of the following conditions occur with respect to that Technology in a particular Agreement Year:
(i) the total dollar amount of purchase orders actually received from BIW and all of its sublicensees for Components and ATC Products relating to that Technology, plus any funding obtained from any source or provided for research and development relating to that Technology, is less than [***] (the "Exclusivity Threshold") and [***]; (ii) [***] is not attributable to any material action, inaction or fault of ATC, or material government restrictions on BIW's or its sublicencees' ability to sell the Products for use in Applications or to sell to material Customers; and (iii) no Force Majeure Event (as defined below) has prevented the achievement by BIW and its sublicensees of the Exclusivity Threshold; provided, however, that the license granted in
Section 2(a) shall remain exclusive for all Technologies [***]. Purchases and/or funding obtained [***].

         (j) MARKETING EFFORTS. BIW shall (i) create product and marketing strategies for the Applications, (ii) market the Products and/or ATC Products to Customers for the Applications, (iii) provide service consistent with the nature of the business to the Customers, and (iv) assist ATC in identifying new products based on the Technologies that may be appropriate for development at ATC's discretion for the Customer Applications.

         3. INTERNAL USE PURCHASES. BIW and its sublicensees may purchase Products and Components for their respective internal research, display and demonstration purposes, and not for resale at the [***] described in Attachment
B. [***].

4.       TERM AND TERMINATION.

         (a) TERM. The initial term of this Agreement is for a period of five
(5) years from the Effective Date. BIW shall have the option of extending the term for an additional five (5) years by providing ATC with at least thirty (30) days' prior written notice of its intention to extend the term before the term would otherwise expire. Notwithstanding the foregoing, BIW may terminate this Agreement at any time without cause by providing ATC with at least sixty (60) days' prior written notice of such termination.

         (b) RIGHTS ON TERMINATION. In the event that this Agreement is terminated for any reason other than a breach by BIW, BIW and its sublicensees shall continue to have the right to (i) resell ATC Products and Components, (ii) manufacture and have manufactured Products pursuant to existing Customer contracts, (iii) sell Products to exhaust its inventory of Components, ATC Products and Products in existence at the date of termination and to fulfill obligations under any existing Customer contracts, and (iv) provide maintenance and related services to Customers using the Technology, Components, ATC Products and Products; and BIW shall continue to have the right to grant sublicenses hereunder for the purpose of exercising its rights under this Section 4(b).

         (c) EFFECT OF DEFAULT. In the event that either party defaults in the performance of any of its material duties or obligations set forth in this Agreement, and such default is not substantially cured within thirty (30) days after written notice is given to the defaulting party specifying the default, then the non-defaulting party may, by giving written notice thereof to the defaulting party, terminate this Agreement as of the date specified in such notice of termination.

         (d) EFFECT OF BANKRUPTCY. Any licenses granted hereunder shall not be affected by a voluntary filing for bankruptcy or insolvency regarding either party, or an involuntary filing not dismissed within ninety (90) days, or any adjudication that either party is bankrupt or insolvent, or by the filing of any petition or answer seeking reorganization, readjustment, or arrangement of the business of either party under any federal or state law relating to bankruptcy or insolvency, or by the appointment of a receiver for all or substantially all of the property of either party, or by the making by either party of any assignment or attempted. assignment for the benefit of creditors, or by the institution of any proceedings for the liquidation or winding up of either party's business. ATC acknowledges that in the event a petition for bankruptcy of ATC is filed under federal bankruptcy law and this Agreement is rejected in the bankruptcy proceedings, BIW may elect to retain its license rights as this Agreement is an executory contract protected under Section 11 U.S.C. Section 365(n).

         (e) EFFECT OF TERMINATION. Upon the expiration or any termination of this Agreement, the license granted hereunder to BIW shall terminate, except as provided in Sections 2(e) and 4(b). BIW shall, except as provided hereunder, thereupon cease and desist from making, having made, using, selling, and distributing the Products, or using the Trademarks, and will likewise cease and desist from any and all use of the Technology, including the proprietary rights therein, subject to the rights granted to BIW in Sections 2(e) and 4(b), and BIW shall have no further obligation hereunder. All proprietary information, including Confidential Information, in whatever form, in the custody or control of either party or any third-party contractor, bearing on the subject matter of this Agreement or transferred incident to activities hereunder, shall be returned to the disclosing party, or secured, or destroyed, as is reasonable in each case in light of all circumstances, so as to enable the maintenance of confidentiality with respect thereto, and preserve the value of the Confidential Information to the parties.

5.       PERMITTED ACTIVITIES.

         (a) BIW'S ACTIVITIES. Nothing in this Agreement shall be construed to prevent BIW from: (i) engaging in any activities with respect to products or services competitive with those supplied by ATC or entering into agreements with third parties having a similar purpose or similar terms to this Agreement; or
(ii) independently developing and/or selling any materials, products or services


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                         separately with the Commission

which are similar to those of ATC as long as they do not infringe on any existing ATC patents or patents that issue from pending ATC applications and they were not developed using any ATC Confidential Information; or (iii) using data, processing, techniques, ideas, and other know-how gained during the performance of this Agreement in the furtherance of its business, to the extent such use does not conflict with the confidentiality provisions of this Agreement.

         (b) ATC'S PRICING. BIW recognizes that the Components, ATC Products and Products targeted for the Applications herein are expected to be different in quality and features than products that ATC has developed or may develop from the Technologies for other markets and applications for consumers or industrial customers or others. Except for the exclusivity relating to Applications, Customers, Products, and ATC Products set forth herein, [***].

6.       REPRESENTATIONS AND WARRANTIES.

         (a) MUTUAL WARRANTIES. Each party to this Agreement represents and warrants to the other party that: (i) such party has the full corporate right, power and authority to enter into this Agreement and to perform all acts required of it hereunder; (ii) the execution of this Agreement by such party, and the performance by such party of its obligations and duties hereunder, do not and will not violate any agreement to which such party is a party, or by which it is otherwise bound; (iii) when executed and delivered by such party, this Agreement will constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with the terms and conditions of this Agreement; (iv) it is not subject to any pending or threatened litigation or governmental action that could materially interfere with its performance of this Agreement; and (v) such party is in compliance with and will comply with all applicable U.S. material laws, rules and regulations with respect to its obligations under this Agreement. Neither party has been induced to enter into this Agreement by any representations or promises not specifically stated herein.

         (b) INTELLECTUAL PROPERTY WARRANTY. ATC represents and warrants to BIW, its sublicensees and Customers that the exercise by BIW, its sublicensees and Customers of rights granted under this Agreement will not infringe upon any patent, trademark, copyright, trade secret, or other intellectual property or proprietary right of any third party.

         (c) PRODUCT WARRANTY. ATC represents and warrants to BIW, its sublicensees and Customers that the Components and ATC Products comply with the highest industry standards and will be free from defects in materials and workmanship for a period of one (1) year from the date of installation by BIW or a sublicensee, or [***] from the date of shipment by ATC, whichever is earlier. If a defect exists, ATC will (i) repair the defective item at no charge, using new replacement parts or, if not prohibited under a government contract or by law, refurbished replacement parts, (ii) exchange the item with an item that is new or which has been manufactured from new or, if not prohibited under a government contract or by law, serviceable used parts and is at least functionally equivalent to the original item, or (iii) reimburse the total


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                         separately with the Commission

amount paid for the defective item. A replacement or repaired item shall be warranted for the remainder of the warranty period or [***] from the date the replacement or repaired item is shipped from ATC, whichever provides longer coverage. BIW, its sublicensee or a Customer (as applicable) shall deliver the defective item, at its expense, to ATC at the address first written above. The parties agree and acknowledge that BIW, its sublicensee or a Customer (as applicable) shall be responsible for all loss or damage during shipment of an item by them pursuant to this paragraph. Repaired or replaced items will be shipped to BIW, its sublicensee or a Customer (as applicable) via the same shipping method as they were received by ATC, at ATC's expense and risk of loss.

         (d) AUTHORIZED WARRANTIES. No agent, employee, or representative of BIW has any authority to bind ATC to any affirmation, representation, or warranty concerning the Components or the Products, unless such affirmation, representation, or warranty is specifically included in this Agreement or in another document generated by ATC which expressly authorizes BIW to make specified warranties. Any unauthorized affirmation, representation, or warranty shall not be enforceable by BIW or any subsequent buyer of any Components or Products. BIW shall be liable for any representations or warranties made by it, whether in writing or orally, other than those made by ATC herein, unless it receives written approval from ATC.

         7. INTELLECTUAL PROPERTY ENFORCEMENT. Each of BIW and ATC shall notify the other party in writing of any suspected or known infringement or misappropriation of the Technology by a third party, and shall inform the other party of any evidence in their possession of such infringement or misappropriation, and provide details to the extent known of such infringement.

         (a) ACTION BY ATC. ATC shall have the option but not the obligation to take such measures as may be required to terminate any infringement or misappropriation by a third party. Any such action shall be at the sole expense of ATC. ATC shall be entitled to all damages and settlement proceeds from third parties resulting from any such proceeding. BIW shall provide any assistance reasonably requested by ATC in the preparation and prosecution of that claim, at the expense of ATC.

         (b) ACTION BY BIW. Should ATC decide to not pursue a Claim, as defined in Section 9(a), against a third party for misappropriation or infringement under Section 7(a), BIW shall be entitled to pursue such Claim. Any such Claim shall be at the sole expense of BIW. BIW shall be entitled to all damages and settlement proceeds from any third parties resulting from any such Claim. ATC shall provide any assistance reasonably requested by BIW in the preparation and prosecution of that Claim, at the expense of BIW.

         (c) JOINDER BY ATC. At its sole option, ATC may join as plaintiff in any action brought to enforce a Claim by BIW brought pursuant to Section 7(b) with respect to the Technologies. In such event, the parties shall share equally the expenses of any such action. Each party shall be entitled to one-half of all damages and settlement proceeds recovered after first reimbursing each party for any amounts expended by them in the prosecution of such Claim.


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                         separately with the Commission

         (d) SETTLEMENT. The settlement of any Claim involving any consent or agreement allowing any third party any rights with respect to the intellectual property of ATC shall require the prior written consent of ATC.

8.       LIMITATION OF LIABILITY.

         (a) MUTUAL LIMITATION OF LIABILITY. UNDER NO CIRCUMSTANCES WILL EITHER PARTY, ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES OR CUSTOMERS BE LIABLE TO THE OTHER PARTY, ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES OR CUSTOMERS FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, PUNITIVE OR INCIDENTAL DAMAGES OR LOST PROFITS, WHETHER FORESEEABLE OR UNFORESEEABLE, ARISING OUT OF BREACH OF CONTRACT, MISREPRESENTATION, NEGLIGENCE, STRICT LIABILITY IN TORT OR OTHERWISE, EVEN IF THE PARTY HAS PREVIOUSLY BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS EXCLUSION AND LIMITATION SHALL BE EFFECTIVE TO HE EXTENT PERMITTED BY APPLICABLE LAW.

         (b) LIMITATION OF PRODUCT WARRANTY LIABILITY. THE PRODUCT WARRANTY AND REMEDIES SET FORTH ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, REMEDIES AND CONDITIONS, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, REGARDING PRODUCT MATERIALS AND WORKMANSHIP. ATC SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IF ATC CANNOT LAWFULLY DISCLAIM IMPLIED WARRANTIES, ALL SUCH WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE LIMITED IN DURATION TO THE DURATION OF THE PRODUCT WARRANTY. NO ATC LICENSEE, DISTRIBUTOR, RETAILER, INSTALLER, OR EMPLOYEE IS AUTHORIZED TO MAKE ANY MODIFICATION, EXTENSION, OR ADDITION TO THE PRODUCT WARRANTY. ATC SHALL NOT BE LIABLE FOR, NOR SHALL THE PRODUCT WARRANTY INCLUDE OR APPLY TO, LOSS OR DAMAGE CAUSED BY OR RESULTING FROM ANY OF THE FOLLOWING: (i) IMPROPER INSTALLATION OF THE PRODUCT OR THE FAILURE BY A PARTY OTHER THAN ATC TO INSTALL THE PRODUCT IN STRICT COMPLIANCE WITH ATC'S SPECIFICATIONS; (ii) IMPROPER OPERATION OR USE OF THE PRODUCT; (iii) USE OF THE PRODUCT BEYOND ITS RATED CAPACITY OR SPECIFICATIONS; (iv) IMPROPER OR UNAUTHORIZED MODIFICATION, ALTERATION OR REPAIR; (v) A FORCE MAJEURE EVENT (AS DEFINED BELOW); OR (vi) THE ENFORCEMENT OF ANY LAW OR ORDINANCE REGULATING USE OF THE PRODUCT, EXCEPT FOR ANY LAW OR ORDINANCE IN EFFECT AS OF THE EFFECTIVE DATE. For purposes of this
Section 8(b), BIW shall be considered an authorized agent of ATC.


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                         separately with the Commission

9.       INDEMNITY.

         (a) INTELLECTUAL PROPERTY INDEMNITY BY ATC. ATC shall defend, hold harmless, and indemnify BIW, its Affiliates, its sublicensees and their respective employees, directors, officers, contractors, subcontractors, customers, attorneys, partners and agents ("BIW Indemnitees") from and against any and all damages, judgments, liabilities, payments made in settlement, costs, and expenses, including reasonable attorneys' fees (collectively, "Losses") for claims, actions or proceedings ("Claims") arising out of ATC's breach of any warranty set forth in this Agreement or alleging that BIW Indemnitees' use of a Product, ATC Product, Component or any of the Technologies infringes or violates any patent, copyright, trade secret, license, or other intellectual property right of any third party, provided that a BIW Indemnitee promptly notifies ATC of any such Claim. ATC shall have control over the defense or settlement of such Claim, except that BIW Indemnitees may participate in the defense of any such suit or proceeding through counsel of their choice and at their expense. The BIW Indemnitees shall provide ATC such reasonable assistance as ATC may require, at ATC's expense, in defending or settling such Claim. In the event that a Product, ATC Product, Component or any of the Technologies, or any portion thereof, is held to constitute an infringement and its use is enjoined, ATC may, at its option and expense, (i) modify the infringing Product, ATC Product, Component or Technology so that it or they are non-infringing, (ii) procure for BIW the right to continue to use the infringing Product, ATC Product, Component or Technology, or (iii) replace the Product, ATC Product, Component or Technology with functionally equivalent, non-infringing replacement products or technologies. Notwithstanding the foregoing, this indemnification shall not apply if the claimed infringement is attributable solely to a BIW Indemnitee's use of the Product, ATC Product, Component or Technology in combination with other products such that the Product, ATC Product, Component or Technology would not be infringing apart from its use in the combination, or if such Claim arises from ATC's compliance with BIW's designs, specifications or instructions, or from BIW's or a sublicensee's modification of the Product, ATC Product, Component or Technology and, in both instances, the Claim could not be brought but for compliance with BIW's designs, specifications or instructions or the modification by BIW or the sublicensee.

         (b) GENERAL INDEMNITY BY ATC. ATC shall defend, hold harmless, and indemnify the BIW Indemnitees from and against any and all Losses (including, but not limited to, damages for injury to or death of employees or other individuals or destruction of property) arising directly or indirectly from or in connection with any breach of this Agreement, negligence, gross negligence or willful misconduct by ATC or its agent, provided that a BIW Indemnitee promptly notifies ATC of any such Claim. ATC shall have control over the defense or settlement of such Claim, except that BIW Indemnitees may participate in the defense of any such suit or proceeding through counsel of their choice and at their expense. The BIW Indemnitees shall provide ATC such reasonable assistance as ATC may require, at ATC's expense, in defending or settling such Claim.


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                         separately with the Commission

         (c) GENERAL INDEMNITY BY BIW. BIW agrees to defend, hold harmless and indemnify, at its sole expense, ATC and its Affiliates and their employees, directors, officers, contractors, subcontractors, attorneys, partners, agents, successors and assigns ("ATC Indemnitees") from and against any and all Losses (including, but not limited to, damages for injury to or death of employees or other individuals or destruction of property) arising directly or indirectly from or in connection with (i) the incorporation of any Components into products by BIW or a sublicensee if such Claim could not have arisen but for such incorporation, (ii) any breach of this Agreement by BIW, and (iii) negligence, gross negligence or willful misconduct by BIW or its sublicensees, provided that an ATC Indemnitee promptly notifies BIW of any such Claim. BIW shall have control over the defense or settlement of such Claim, except that ATC may participate in the defense of any such Claim through counsel of its choice and at its own expense. The ATC indemnitees shall provide BIW such assistance as BIW may require, at BIW's expense, in defending or settling such Claim. The parties agree and acknowledge that BIW shall under no circumstances defend, hold harmless or indemnify any ATC Indemnitee hereunder for a Claim arising out of or related to a breach of this Agreement, negligence, gross negligence or willful misconduct on the part of ATC or its agent, or arising out of any warranty or indemnity obligations of ATC.

10.      CONFIDENTIALITY.

         (a) NONDISCLOSURE. Each party agrees to protect the confidentiality of any information concerning the other party, the other party's customers (including without limitation Customer information provided to ATC by BIW under Section 2(d)), trade secrets, business methods, processes, or procedures, or other information learned during the course of performance under this Agreement and marked "Confidential," and any information transferred incident to any prior non-disclosure agreement between the parties, including without limitation the non-disclosure agreement dated March 22, 2002 (collectively, the "Confidential Information"), with the same degree of care that it regularly uses to protect its own similar confidential information, and to use the other party's Confidential Information solely for the purpose of carrying out this Agreement. The parties agree and acknowledge that each has received Confidential Information from the other in expectation of entering into this Agreement. If the party receiving Confidential Information from the other is required by any governmental authority (other than a Customer in connection with BIW's sale of Products or ATC Products) or court order to disclose the disclosing party's Confidential Information to a third party, the receiving party shall promptly advise the disclosing party of the requirement or order to permit the disclosing party the opportunity to object and/or seek other relief.

         (b) EXCEPTIONS. With reference to Section 10(a), Confidential Information shall not include: (i) information that becomes generally known to the public other than as a result of breach of this Agreement; (ii) information that a party can show through written documentation was known to it prior to such party receiving such information in connection with this Agreement; (iii) information a party lawfully receives from a third party without any restriction or obligation of confidentiality with respect to such information; (iv) information that was developed or obtained independently of and without connection to this Agreement; and (v) a first party's information that a first party discloses to a third party without any obligation to maintain the confidentiality of the disclosed information.

     ***Confidential Portions of this document have been redacted and filed separately with the Commission

         (c) OBLIGATIONS UPON TERMINATION. Except as necessary for BIW and its sublicensees to exercise their rights and fulfill their obligations as set forth in Section 4(b) of this Agreement, and excluding any Confidential Information included in a contractual deliverable to a Customer, all Confidential Information, in whatever form, in the custody or control of a receiving party or any third-party contractor, transferred incident to activities under this Agreement or under any predecessor agreement between the parties, including without limitation the non-disclosure agreement dated March 22, 2002, shall be returned to the disclosing party or secured or destroyed, at the disclosing party's option, upon the termination or expiration of this Agreement.

         11. AUDIT RIGHTS. BIW shall maintain records for two (2) years following the date of the payments to which such records pertain, sufficient to allow verification of compliance with the terms of this Agreement and the accuracy of payments made by BIW to ATC hereunder. An independent auditor mutually agreeable to ATC and BIW shall be permitted, [***], to audit such records during normal business hours upon fourteen (14) days prior written notice. Such audit shall be subject to the confidentiality terms of this Agreement. [***] shall bear the cost and expense of such audit, [***]. BIW shall promptly pay ATC all underpayments; provided, however that BIW shall have no obligations to pay any such underpayments to ATC which BIW in good faith believes are not properly owed, provided that the issue of whether any such purported underpayment is owed is the subject of a pending dispute resolution procedure as provided by Section 14(k).

         12. NONSOLICIT. Neither party shall recruit or solicit employees or independent contractors of the other party until [***] after the end of the Term of this Agreement without the advance written consent of the other party.

13.      GENERAL.

         (a) SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         (b) FORCE MAJEURE. Neither Party shall be liable or deemed to be in default for any delay, interruption, or failure in performance under this Agreement resulting from the following events: acts of God, acts of civil or military authority; acts of the public enemy; war; accidents, fires, explosions, power surges, earthquakes, floods, or unusually severe weather; strikes or labor disputes; delays in transportation or delivery outside the reasonable control of the affected party; epidemics; and any similar event beyond the affected party's reasonable control ("Force Majeure Event"). The party whose performance is affected by a Force Majeure Event will use reasonable efforts to avoid, remove or minimize the impact of such event on the performance of its obligations at the required level at the earliest possible date. If either party is, or anticipates it is likely to be, delayed or prevented from performing its obligations in connection with a Force Majeure Event, such party will notify the other party within ten (10) business days after such party first becomes aware of such Force Majeure Event.

     ***Confidential Portions of this document have been redacted and filed separately with the Commission

         (c) NO AGENCY. The relationship between ATC and BIW is only that of independent contractors. Nothing in this Agreement shall be construed or interpreted as creating an agency, joint venture, or partnership relationship between the parties. Neither party shall have, nor shall it hold itself out as having any right, power, or authority to create any contract or obligation, either express or implied, on behalf of, in the name of, or binding upon the other party or to pledge the other party's credit, or to extend credit in the other party's name unless that party consents thereto in advance in writing. BIW may appoint or otherwise designate suitable sales representatives, employees, and agents ("Representatives") to perform BIW's obligations. BIW shall be solely responsible for its Representatives and their acts.

         (d) PUBLIC RELEASES. Except as provided in Section 2(f) of this Agreement or as required by law or regulation, neither party may use the trademarks or trade names of the other party or issue a news release, public announcement, advertisement, or other form of publicity concerning the existence of this Agreement or the services to be provided under this Agreement without obtaining prior written approval from the other party.

         (e) ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as expressly permitted by this Agreement, neither party shall assign, sublicense, delegate, or transfer any of its rights or obligations hereunder without the prior written consent of the other party. Provided, however, that both parties shall be allowed to assign this Agreement without the other's consent to an Affiliate or as part of any reorganization or purchase of substantially all of the assets of or ownership interest in, the assigning party. This Agreement shall be binding upon, and inure to the benefit of, each party and its respective successors and permitted assigns.

         (f) WAIVER. The failure of either party to insist upon the performance of any provision herein or to exercise any right or privilege granted to it hereunder, shall not be construed as a waiver of such provision or any provisions herein, and the same shall continue in full force. The various rights and remedies given to or reserved by either party herein or allowed by law, shall be cumulative, and no delay or omission to exercise any of its rights shall be construed as a waiver of any default or acquiescence, nor shall any waiver of any breach of any provision be considered the condoning of any continuing or subsequent breach of the same provision.

         (g) AMENDMENTS, MODIFICATIONS AND SUPPLEMENTS. Any amendment, modification, supplement or change hereto must be in writing and signed by the parties hereto. No other act, document, usage or custom shall be deemed to amend or modify this Agreement.

         (h) GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the state of New York without giving effect to conflict-of-laws principles thereof. Each party consents to the personal jurisdiction in the state and federal courts in the state of New York and agrees not to commence any actions arising out of or relating to this Agreement in any other state.

         (i) NOTICES. All notices required to be sent hereunder shall be in writing and shall be deemed to have been given on: (i) the, date sent by confirmed facsimile, (ii) the date it was delivered by courier, or (iii) if by certified mail return receipt requested, the date received, to the addresses and to the attention of the persons set forth below, or to such other address or individual as the parties may specify from time to time by written notice to the other party:

    ------------------------------ -----------------------------------------
    If to ATC:                     American Technology Corporation
                                   Attention:  Terry Conrad
                                   13114 Evening Creek Drive South
                                   San Diego, California 92128
                                   Phone:  (858) 679-2114  Fax: (858) 679-0545
    ------------------------------ -----------------------------------------

    With a copy to:
    ------------------------------ -----------------------------------------
    If to BIW                      James Baskerville
                                   Vice President, Surface Ship Support and
                                   Advanced Technology
                                   Bath Iron Works Corporation
                                   700 Washington Street
                                   Bath, ME 04530

                                   Phone: (207) 442-3613 Fax: (207) 442-3478
    ------------------------------ ---------------------------------------------
    With a copy to                 General Counsel
                                   Bath Iron Works Corporation
                                   700 Washington Street
                                   Bath, ME 04530

                                   Phone: (207) 442-5841 Fax: (207) 442-5592
    ------------------------------ ---------------------------------------------

         (j) COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

         (k) ARBITRATION. Except with respect to claims regarding a breach of obligations related to Confidential Information or infringement of intellectual property rights, including without limitation the right of a party to apply to a court of competent jurisdiction for a temporary restraining order, preliminary injunction or other equitable relief to preserve the status quo or to prevent irreparable harm, all claims, disputes, controversies, or other matters in question arising out of or relating to this Agreement that cannot be resolved by

     ***Confidential Portions of this document have been redacted and filed separately with the Commission

the parties through face-to-face negotiations, first between the respective manager for each party involved in the day-to-day performance of this Agreement, and then, if still not resolved, between senior executives of each party, will be settled by binding arbitration in accordance with the Commercial Rules ("Rules") of the American Arbitration Association then in effect. All arbitration proceedings will be held in New York, New York, and will be conducted by a single arbitrator mutually agreed upon by the parties, provided, however, that in the event the parties cannot agree on an arbitrator, each party shall choose one arbitrator and the two arbitrators shall choose a third arbitrator and the arbitration proceedings shall be conducted by the foregoing panel of three arbitrators. If the two initial arbitrators cannot agree upon a third arbitrator within ten days after the appointment of the second arbitrator, the third arbitrator shall be selected in accordance with the Rules. The parties may take discovery by any means allowed by the Federal Rules of Civil Procedure then in effect. The arbitrator may exclude from evidence any evidence not previously shared with the other side. The cost of any arbitration or litigation will be borne equally by the parties pending the arbitrator's awards. The prevailing party in any arbitration proceeding or litigation hereunder will be entitled, in addition to any other relief granted to it, to recover reasonable attorneys' fees and the costs incurred in connection with the arbitration or litigation. The arbitrator shall be bound by the express provisions set forth in this Agreement and by the substantive law of the courts of New York that relate to any controversy arising from this Agreement, and shall not modify any terms of this Agreement or make any award of damages in excess of the amounts set forth in this Agreement or grant any relief not expressly set forth in this Agreement. The determinations of the arbitrator shall be final and, except as provided by law, shall not be subject to judicial review. Any court of competent jurisdiction may enforce any award or determination rendered by the arbitrator.

         (l) HEADINGS. The headings and sub-headings included in this Agreement are for convenience only and do not in any way alter or affect the terms of this Agreement.

         (m) ENTIRE AGREEMENT. This Agreement, together with any exhibits and any attachments hereto, sets forth the entire agreement of the parties with respect to the subject matter hereof, and supersedes any prior agreement or understandings, including without limitation the non-disclosure agreement between the parties dated March 22, 2002. If any provision hereof is held to be invalid, void, or unenforceable, the remainder of the provisions shall nevertheless remain unimpaired and in effect.

         (n) SURVIVAL. The following Sections of this Agreement shall survive the expiration or any termination of this Agreement: 2(e), 4(a), 4(b), 4(e), 6(a), 6(b), 6(c), 6(d), 8(a), 8(b), 9(a), 9(b), 9(c), 10(a), 10(b), 19(c), 11
and 12.

     ***Confidential Portions of this document have been redacted and filed separately with the Commission


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective duly authorized representative effective on the date and year first written above.

AMERICAN TECHNOLOGY CORPORATION

By:   /S/ TERRY CONRAD
      --------------------------------
Name: Terry Conrad
Title:   President

BATH IRON WORKS CORPORATION

By:   /S/ JAMES P. O'HARE
      --------------------------------
Name: James P. O'Hare
Title:   Director, Contracts/Estimating

     ***Confidential Portions of this document have been redacted and filed separately with the Commission



                                  ATTACHMENT A
                                  ------------

               LISTING OF TECHNOLOGIES, CUSTOMERS AND APPLICATIONS


TECHNOLOGIES
------------

o        NeoPlanar(R)technology as characterized by the [***] installation


CUSTOMERS
---------

DoD including:
         o        US Army
         o        US Navy
         o        US Marine Corps
         o        US Air Force
         o        SOCOM
         o        DARPA
         o        DTRA
         o        National Laboratories (Sandia, Livermore, etc.)

Dept. of Homeland Security including: o US Coast Guard
         o        Immigration and Naturalization Service / Border Patrol
         o        Customs Service
         o        Federal Protective Services
         o        Transportation Security Agency

Other Federal, State and Local Agencies / organizations / entities
         o        National Guard
         o        Embassies
         o        Federal and State Prisons
         o        DOE/U.S. Power Plants
         o        DEA
         o        CIA
         o        Federal, state and local law enforcement agencies

     ***Confidential Portions of this document have been redacted and filed separately with the Commission


                                  ATTACHMENT A
                                  ------------

                LISTING OF CUSTOMERS AND APPLICATIONS (CONTINUED)


APPLICATIONS - COMMUNICATIONS
-----------------------------

o        Shipboard communications, interior & exterior
o        Submarine communications, interior & exterior
o        Wheeled and tracked vehicles interior communications systems
o        Hanger facilities (land and ship based)
o        USAF cargo aircraft interior communications
o        US Army / USMC forts / camps outdoor communications
o        USN shipyard outdoor communications
o        US Army / USMC / US Navy semi-covert voice communications
o        US Army / USMC tunnel communications
o Specialized communications in Combat Information Centers (multi-branch applications)
o Electronic Sentry System applications o Man-mobile, manned and unmanned vehicle, or fixed installations / applications

     ***Confidential Portions of this document have been redacted and filed separately with the Commission


                                  ATTACHMENT B
                                  ------------


ATC PRODUCTS LIST PRICES (AS OF SEPTEMBER 1, 2002)*
---------------------------------------------------

MILITARY LONGSPEAKER (CONSISTING OF 9-24" TRANSDUCERS WITHOUT INTERNAL
----------------------------------------------------------------------
AMPLIFIER)--FINISHED UNIT
-------------------------
         [***]

FUTURE PRODUCTS
---------------
         [***]

*BIW, its Affiliates and sublicensees can purchase these Products for their internal use [***]


COMPONENTS LIST PRICES (AS OF SEPTEMBER 1. 2002)**
--------------------------------------------------

NEOPLANAR(R) TRANSDUCER COMPONENTS
---------------------------------
         [***]


** BIW, its Affiliates and sublicensees can purchase Products and Components for their internal use [***]. This shall also apply to future products using Components that BIW, its Affiliates and sublicensees purchase for internal use.




For purposes of this Attachment B, [***].

ATC may add ATC Products and/or Components to this Attachment B from time to time.

     ***Confidential Portions of this document have been redacted and filed separately with the Commission


                                  ATTACHMENT C
                                  ------------

                           FORECAST OF REVENUE TO ATC

YEAR 1 (Year 1 shall be October 1, 2002, through the day before the first anniversary of the Effective Date)

[***]

YEAR 2

Year two financial forecast-- [***] to ATC

YEARS 3--5

[***]



For purposes of this Attachment C, [***] shall be established pursuant to
Section 2(i).